Exhibit 8


CUSTODIAN AGREEMENT

AGREEMENT made as of this 1st day of June, 1989, between MORGAN KEEGAN SOUTHERN CAPITAL FUND, INC., a corporation having its principal place of business at 50 Front Street, Memphis, Tennessee 38103 (hereinafter called the "Fund") and STATE
 STREET BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a national trust company having its principal place of business in New York, New York (hereinafter called
 "State Street").

WITNESSETH THAT:

In consideration of the mutual agreements herein contained the Fund and State Street hereby agree as follows:

I. APPOINTMENT

1.1 The Fund hereby appoints State Street its Custodian for the safekeeping of securities and agrees that State Street shall hold all securities received from the Fund at State Street Bank and Trust Company, National Association, 61 Broadway, New York, New York, except as otherwise provided in Section 3.1.

II. DELIVERY OF SECURITIES

2.1 All securities delivered to State Street (other than bearer securities) shall be properly endorsed and in proper form for transfer.

III. DUTIES

3.1 State Street shall in accordance with the Operating Procedures annexed hereto as Exhibit A:

(a) Receive delivery of certificates for safekeeping at its premises in a separate account physically segregated at all times from those of any other person, firm or corporation or upon receipt of proper transactions from the Fund and a representation that no rule or regulation applicable to the Fund prohibits the safekeeping of the Fund's securities in a foreign depository or in a book-entry system, at a domestic or foreign subcustodian ("Subcustodian") or in a domestic or foreign book-entry system for the
 ("Securities System").

(b) Maintain records of all receipts, deliveries and locations of securities, together with a current inventory thereof.

(c) Provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including domestic securities deposited and/ or maintained in a securities depository, relating to the services provided by State Street under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail, as may rea
, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

3.2 The Custodian shall release and delivery securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(a) Upon sale of such securities for the account of the Fund and receipt of payment therefor. In acting upon instructions to deliver securities against payment, State Street is authorized, in accordance with street delivery practices, to delivery such securities against a receipt, before receiving payment. All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agreement shall be made by State Street, at the Fund's risk, including without limitation street delivery practices of delivering securities against a receipt, before receiving payment.

(b) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund.

(c) In the case of a sale effected through a Securities System, in accordance with the rules and regulations of the Securities System.

(d) To the depository agent in connection with tender or other similar offers for securities owned by the Fund.

(e) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian.

(f) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name or nominee name of any Subcustodian or Securities System appointed pursuant to Section 3.1(a); or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian.

(g) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian.

(h) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian.

(i) For delivery in connection with any loans of securities made by the Fund against receipt of adequate collateral as agreed upon from time to time by the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of Treasury, the Custodian will not be held liable or respons ties owned by the Fund prior to the receipt of such collateral.

(j) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund against receipt of amounts borrowed.

(k) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange
 Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transact

(l) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind in satisfaction of requests by holders of Shares for repurchase or redemption; and

(m) For any other proper corporate purpose upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Directors Committee or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities s

3.3 Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the nominee of the Fund unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Fund, or in the name or nominee name of Subcustodian or Securities System appointed pursuant to Section 3.1(a).

3.4 Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties and insofar as cash is available for the purpose, the Custodian shall pay out moneys of the Fund:

(a) Upon the purchase of securities for the account of the Fund (i) against the delivery of such securities, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which has been designated by the Custodian as a Subcustodian for this purpose) registered in the name of the Fund or in proper form for transfer; (ii) in the case of a purchase effected through a Securities System, in accordance with the rules and regulations of the Securities System; or (iii) i into between the Fund and a bank or a broker-dealer which is a member of NASD, against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities.

(b) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 3.2 hereof.

(c) For the redemption or repurchase of shares issued by the Fund.

(d) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses.

(e) For the payment of any dividends declared pursuant to the governing documents of the Fund.

(f) For payment of the amount of dividends received in respect of securities sold short.

(g) For any proper purpose, upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Directors Committee or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its
Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

IV. BANK ACCOUNT

4.1 State Street shall:

(a) Retain cash of the Fund in the banking department of State Street or an agent bank in a separate account or accounts in the name of State Street for the account of the Fund, subject only to draft or order by State Street acting pursuant to the terms of this Agreement.

(b) Collect, receive and deposit in the bank account maintained pursuant to
Section 4.1(a) all income and other payments with respect to the securities held hereunder.

(c) Render reports as agreed upon from time to time between both parties.

4.2 State Street reserves the right to reverse erroneous entries to the Fund's account and to charge the account for the amount of securities for which payment has not been made and for any other amount due from the Fund, by way of indemnity, reimbursement of expenses, compensation or otherwise, notwithstanding the provisions of Section 13.4.

V. INSTRUCTIONS

5.1 State Street shall receive a list of one or more persons which the Board of Trustees of the Fund shall from time to time authorize to give instructions. Different persons may be authorized to give instructions for different purposes.
  State Street is authorized to rely on any instructions believed by it in good faith to have been given or sent by an authorized person.

5.2. A certified copy of a resolution or action of the Board of Trustees of the Fund may be received and accepted by State Street as conclusive evidence of the authority of any such person or persons to act and may be considered as in full force and effect until receipt of written notice to the contrary.

5.3 Instructions may be general or specific in terms, and unless specified to the contrary, State Street is authorized to act upon such instructions whether given orally, by telephone, telex, facsimile or other means of electronic transmission. State Street may electronically record any instructions given by telephone, and any other telephone discussions with respect to the securities, the account and performance of this Agreement.

VI. INDEMNITY

6.1 State Street shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement. State Street shall not be responsible for the title, validity or genuineness of any security received by it or delivered by it pursuant to this Agreement and shall be kept indemnified by the Fund and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Agreement, including reasonable attorney's fees, provided that State Street has acte n guilty of negligence. In no event shall State Street be liable for indirect, special or consequential damages even if advised of the possibility of such damages.

6.2 State Street shall have no more or less responsibility or liability to the Fund on account of any action or omission of any Subcustodian or Securities System employed by State Street than any such Subcustodian or Securities System has to State Street, except (i) to the extent attributable to a failure by State
 Street in exercising due care in the selection or retention of the Subcustodian or Securities System, or (ii) to the extent that such act or omission of the
Subcustodian or Securities System was c
ligence or bad faith.

6.3 Except as otherwise agreed to in writing, any securities or other property of the Fund at any time in the possession of State Street may at all times be held and treated as collateral for the payment of securities for which payment has not been made, notwithstanding the provisions of Section 13.4.

VII. COMPENSATION

7.1 The Fund shall pay to State Street the compensation set forth in Exhibit B hereto until a different compensation shall be agreed upon in writing between the parties and any other includable expenses incurred in connection herewith.

VIII. SECURITY

8.1 Except as provided in Sections 4.2 and 6.3, State Street may not pledge, assign, hypothecate or otherwise encumber securities or cash of the Fund without the prior written consent of the Fund.

IX. TAXES

9.1 The Fund agrees that it shall assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any sale, transfer, delivery or receipt of securities under this Agreement, and it further agrees to indemnify and hold State Street harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against State Street on any such sales, transfer, deliveries or receipt or other activities under this Agreement.

9.2 The Fund undertakes to instruct State Street in writing with respect to State Street's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Custodian under this Agreement. The Fund agrees to indemnify and hold State Street harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which State Street may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

X. COMPLIANCE WITH LEGAL PROCESS AND JUDICIAL ORDERS

10.1 If any securities subject to this Agreement are at any time attached or levied upon, or in case the transfer or delivery of any such securities shall be stayed or enjoined, or in the case of any other legal process or judicial order affecting such securities, State Street is authorized to comply with any such order in any matter as State Street or its legal counsel reasonably deems appropriate. If State Street complies with any process, order, writ, judgment or decree relating to the securities subjec
 Street shall not be liable to the Fund or to any other person or entity even if such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

XI. FORCE MAJEURE

11.1 Neither party shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

XII. REPRESENTATIONS

12.1 The Fund and State Street each represents and warrants that (i) duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization, (ii) the execution, delivery and performance of this Agreement and all documents and instruments to be delivered hereunder or thereunder have been duly authorized, (iii) the person executing this Agreement on its behalf has been duly authorized to act on its behalf, (iv)
 this Agreement constitutes a legal, valid, bi and (vi) its entry into this Agreement will not violate any agreement, law, rule or regulation by which it is bound or by which any of its assets are affected.

XIII. MISCELLANEOUS

13.1 These provisions may not be altered or changed in any manner except by written agreement between the Fund and State Street.

13.2 This Agreement may not be assigned without the prior written consent of the other party.

13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13.4 Either party may terminate this Agreement by notice in writing delivered or mailed to the other party hereto not less than sixty (60) days prior to the date on which such termination shall take place. Upon any termination of this Agreement, pending appointment of a successor to State Street or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, State Street shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or banks having the qualifications to act as custodian for a registered management investment company under the Investment Company Act of 1940, acting as a custodian for the Fund to be held under terms similar to those of this Agreement; provided, however, that State Street shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge en held by State Street or on or against State Street, and until full payment shall have been made to State Street of all its fees, compensation, costs and expenses, subject to the provisions of Section 6.3 of this Agreement. The provisions of Articles VI and IX shall survive the termination of this Agreement.

13.5 Any and all notices, requests, demands or other communications required or permitted to be given hereunder shall be deemed to have been duly given when personally delivered or mailed by first class certified or registered mail, return receipt requested, addressed to the parties at the addresses set forth below:

  (a) If to State Street, to:

      State Street Bank and Trust Company,
      National Association
      61 Broadway
      New York, New York  10006
      Attention:  Henry F. Grant

  (b) If to the Fund, to:

      Morgan Keegan Southern Capital Fund, Inc.
      50 Front Street
      Memphis, Tennessee  38103
      Attention: _______________

13.6 All computer programs, software specifications, formats, manuals and like materials written and used in connection with this Agreement are made available "as is" without warranty.

13.7 Any waiver of any rights hereunder, of any failure to perform hereunder, or of any breach hereof shall not constitute or be deemed a waiver of any other right or failure to perform hereunder or breach hereof, whether of a similar or dissimilar nature.

13.8 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and no waiver, alteration or modification of any of the provisions hereof or rights to act hereunder shall be binding unless in writing.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name on its behalf by a duly authorized officer as of the day and year first above written.


				STATE STREET BANK AND TRUST COMPANY,
				NATIONAL ASSOCIATION


                        By /s/ Henry F. Grant         Vice President
                                                      (TITLE)

                        MORGAN KEEGAN SOUTHERN CAPITAL
                        FUND, INC.


                        By /s/ Charles D. Maxwell      Secretary
                                                       (TITLE)

AMENDMENT TO CUSTODIAN AGREEMENT


Reference is hereby made to the Custodian Agreement dated as of the 1st day of June, 1989 (the "Custodian Agreement"), between MORGAN KEEGAN SOUTHERN CAPITAL FUND, INC. (the "Fund") and STATE STREET BANK AND TRUST COMPANY, N.A. (the "Custodian");

Whereas, the Company and the Custodian have entered into the Custodian
Agreement;

Whereas, the Company and the Custodian desire to amend the Custodian Agreement;

Now therefore, the Company and the Custodian hereby agree as follows:

1. Section 1.1 of the Custodian Agreement is hereby amended to read in its entirety as follows:

"The Fund hereby appoints State Street as its Custodian for the safekeeping of securities and agrees that, except as otherwise provided in Section 3.1, State Street shall hold all securities received from the Fund at State Street Bank and
 Trust Company, National Association, 61 Broadway, New York, New York or at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts.
  State Street Bank and Trust Company shall be an agent of the Custodian for purposes of Section 3.1 (d) of this Agree

2. Section 3.1(b) of the Custodian Agreement is hereby amended to read in its entirety as flows:

     "(b) Maintain records of all receipts, deliveries and locations of securities, together with a current inventory thereof. Specifically, the Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission."



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